Ex. T3B-44

BY-LAWS

OF

UNO FOODS INC.

A MASSACHUSETTS FOR PROFIT CORPORATION

TABLE OF CONTENTS

Subject	Article and Section

Fiscal Year	Article I

Stockholders	Article II
Annual Meeting	Section 1
Special Meetings	Section 2
Record Date	Section 3
Place of Meetings	Section 4
Notice of Meetings	Section 5
Quorum	Section 6
Adjournments	Section 7
Voting	Section 8
Proxies	Section 9
Action at Meetings	Section 10
Action Without a Meeting	Section 11

Directors	Article III

Powers	Section 1
Number	Section 2
Election	Section 3
Qualification	Section 4
Tenure of Registration	Section 5
Regular Meetings	Section 6
Special Meetings	Section 7
Notice of Meetings	Section 8
Quorum	Section 9
Adjournments	Section 10
Action at Meetings	Section 11
Action Without at Meeting	Section 12
Committees	Section 13
Telephonic Meetings	Section 14

Officers	Article IV

Designation	Section 1
Election	Section 2
Qualification	Section 3
Tenure and Resignation	Section 4
General Powers and Duties of Officers	Section 5
Powers and Duties of the Chairman of the Board of Directors	Section 6
Powers and Duties of the Treasurer and and Assistant Treasures	Section 7
Powers and Duties of the

Clerk and Assistant Clerks	Section 8
Powers and Duties of the Secretary	Section 9

Removals	Article V

Vacancies	Article VI

Compensation of Directors and Officers	Article VII

Indemnification of Directors and Officers	Article VIII

Powers of Directors, Officers, and Other Agents to Contract with the Corporation	Article IX

Capital Stock	Article X
Certificates of Stock	Section 1
Transfers	Section 2
Replacement of Certificate	Section 3

Seal	Article XI

Execution of Instruments	Article XII

Voting of Securities	Article XIII

Amendments	Article XIV

ARTICLE I

FISCAL YEAR

Except as the board of Directors may otherwise determine from time to time, the fiscal year of the corporation shall end each year on the Sunday closest to September 30.

ARTICLE II

STOCKHOLDERS

Section 1.                      Annual Meeting.   The annual meeting of stockholders shall be held on the second Wednesday of February in each year (except that, when that day falls on a legal holiday, the annual meeting shall be held on the next business day) at ten o'clock in the morning, unless a different hour shall have been fixed by the board of directors or by the president and stated in the notice of the meeting. Purposes for which an annual meeting is to be held, in addition to those prescribed by law or by the Articles of Organization of the corporation or by the other provisions of these By-Laws, shall be specified by the board of directors or by a writing signed by the president and filed with the clerk. If an annual meeting shall not have been held on the date fixed in these By-Laws, a special meeting in lieu of annual meeting may be held with all the force and effect of an annual meeting.

Section 2.                      Special Meetings.   Special meetings of stockholders may be held at any time. Special meetings of stockholders may be called by the president or by the board of directors, and shall be called by the clerk, or, in the case of the death, absence, incapacity or refusal of the clerk, by any other officer, upon written application of one or more stockholders who hold at least one-tenth part in interest of the capital stock entitled to vote at such meeting.

Section 3.                      Record Date.   The board of directors may fix in advance the record date for determining the stockholders having the right to notice of, and to vote at, any meeting of stockholders and any meeting reconvened after adjournment of any meeting, or the right to receive a dividend or distribution, or the right to express consent or dissent for any purpose. Such record date shall be not more than sixty (60) days preceding the date of any such meeting of stockholders, or the date for payment of any such dividend or distribution to stockholders, or the last day upon which such consent or dissent shall may be effectively expressed. If the board of directors shall have fixed a record date, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date so fixed. Without fixing a record date, the board of directors may, for any of such purposes, close the transfer books for all or any part of such period. If the board of directors shall not have so fixed a record date or closed the transfer books, the record date for determining stockholders having the right to notice of or to vote at a meeting of the stockholders shall be at the close of business on the business day preceding the day upon which notice shall be given, and the record date for determining stockholders for any other purpose shall be at the close of business on the day upon which the board of directors shall act with respect to any such purpose.

Section 4.                      Place of Meetings.   All meetings of stockholders shall be held at the principal office of the corporation or at such other place within or, to the extent permitted by law and the Articles of Organization of the corporation, without, The Commonwealth of Massachusetts as may be fixed by the board of directors or by the president and stated in the notice of the meeting.

Section 5.                      Notice of Meetings.   A written notice of the place, date, hour and purposes of all meetings of the stockholders shall be given by the clerk or an assistant clerk or, in the case of death, absence, incapacity, unavailability or refusal of both the clerk and the assistant clerk, by any other officer, or by a person designated by either the clerk or an assistant clerk, or by the person or persons calling the meeting, or by the board of directors, or by any other person who lawfully may give such notice, at least seven days before the meeting or such greater period as may be required by law, to each stockholder entitled to vote at the meeting and to each stockholder who, by law, or by the Articles of Organization of the corporation, or by the other provisions of these By-Laws, shall be entitled to such notice, by leaving such notice with such stockholder, or at the residence or usual place of business of such stockholder, or by mailing it, postage prepaid, and addressed to such stockholder at the address of the stockholder as it appears in the records of the corporation. A written waiver of notice of a meeting, executed before or after the meeting by such stockholder, or by such stockholder's attorney thereunto authorized, and filed with the records of the meeting shall be deemed equivalent to such notice. The notice may state that one of the purposes of the meeting shall be to consider and transact any business properly brought before the meeting; and, if so, any such business may be transacted, whether or not the notice of the meeting shall have further specified the nature of such business.

Section 6.                      Quorum.   A majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum of the stockholders.

Section 7.                      Adjournments.   Whether or not a quorum of the stockholders shall be present at a meeting of stockholders, a majority in interest of the stock represented and entitled to vote at the meeting may adjourn the meeting. Any meeting so adjourned may be reconvened pursuant to the vote of adjournment without further notice and further adjourned and reconvened from time to time in the same manner. If the vote of adjournment shall not have specified a time or place at which a meeting so adjourned shall be reconvened, such meeting shall reconvene at the offices of the corporation at 10:00 a.m. upon the date stated in the vote of adjournment.

Section 8.                      Voting.   Stockholders entitled to vote shall have one vote for each share of stock owned by them and a proportionate vote for any fractional share of stock owned by them.

Section 9.                      Proxies.   Stockholders may vote in person or by proxy. Proxies shall be filed with the clerk of the meeting before being voted. No proxy dated more than six months before the meeting named in the proxy shall be valid, and no proxy shall be valid after final adjournment of a meeting. Notwithstanding the provisions of the previous sentence, a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in the shares of the corporation or in the corporation generally, may be made irrevocable if the proxy so provides; need not specify the meeting to which the proxy relates; and shall be valid and enforceable until such interest shall have terminated, or for such shorter period as may be specified in the proxy. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless the corporation shall have received a specific written notice to the contrary from any one of them at or prior to exercise of the proxy. A proxy purporting to have been executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the challenger shall have the burden of proving invalidity.

Section 10.                      Action at Meetings.   When a quorum of the stockholders shall be present at any meeting, the vote or concurrence of a majority in interest of all stock issued, outstanding and entitled to vote at the meeting shall be required to decide any matter or take any action, except to the extent that a greater proportion may be required by law, or by the Articles of Organization of the corporation, or by the other provisions of these By-Laws.

Section 11.                      Action  without a Meeting.   Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and such written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

ARTICLE III

DIRECTORS

Section 1.                      Powers.   The business of the corporation shall be managed by a board of directors, which may exercise all the powers of the corporation except such as by law, or by the Articles of Organization of the corporation, or by the other provisions of these By-Laws are exclusively conferred upon or reserved solely to the stockholders. The board of directors, or any committee elected from and by the board of directors and to which the board of directors shall have conferred such powers, may at any time, and from time to time, offer for sale, sell and issue the whole or any part of the unissued capital stock of the corporation that is authorized by the Articles of Organization of the corporation or by any amendment of said Articles of Organization, and may at any time, and from time to time, offer for sale, sell and reissue shares of any series that shall have been restored to the status of authorized by unissued shares, to such person, trust, corporation or other legal entity, for such cash or other lawful consideration for which stock may be issued, and upon such terms, as the board of directors may determine; and, subject to applicable provisions of law, may allocate any such consideration between the capital and surplus of the corporation in such proportions as said board of directors or committee may determine.

Section 2.                      Number.   The board of directors shall consist of not fewer than three directors except that, whenever the corporation shall have only two stockholders, the number of directors shall be not fewer than two, and whenever the corporation shall have only one stockholder, the board of directors may consist of one director. Subject to the provisions of the previous sentence, the stockholders shall fix the number of directors for the ensuing corporate year at the annual meeting of the stockholders; but the stockholders may, at any special meeting held for that purpose, increase or decrease the number of directors thus fixed and elect new directors to fill vacancies in the office of director resulting from such increase, or remove directors to reduce the number of directors to the number so decreased.

Section 3.                      Election.   The directors of the Corporation shall be elected at the annual meeting of the stockholders or the special meeting in lieu of said annual meeting by such stockholders as shall have the right to vote upon election of directors. Elections of directors shall be by ballot if so requested by any stockholder entitled to vote upon election of directors.

Section 4.                      Qualification.   A director may, but need not be a stockholder, officer or an employee of the corporation.

Section 5.                      Tenure and Resignation.   Subject to law, to the Articles of Organization of the corporation, and to the other provisions of these By-Laws, each director shall hold office until the next annual meeting of the stockholders and until his or her successor shall have been duly elected and qualified. Any director may resign by delivering a written resignation to the corporation at its principal office or to the president or clerk of the corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 7.                      Regular Meetings.   A regular meeting of the board of directors following the annual meeting of the stockholders or the special meeting in lieu of such annual meeting may be held, without call or notice, immediately after and at the same place as such meeting of the stockholders. Other regular meetings of the board of directors may be held without call or notice at such place and at such times as the board of directors may from time to time determine, provided that each director shall have received at least one notice of the date, time and place of such other regular meeting.

Section 7.                      Special Meetings.   Special meetings of the board of directors may be held at any time and at any place when and as called by the president, the treasurer, or one or more directors.

Section 8.                      Notice of Meetings.   The clerk, or an assistant clerk, or the officer or the director or directors calling the meeting, shall give to each director notice of the place, date and hour of all special meetings of the board of directors by telephone or by mail, telegram, telex, facsimile transmission or any form of communication similar to any of the foregoing, addressed to such director at the usual or last known business or residence address of such director, or at such other address as said director may from time to time designate in writing, or by leaving such notice with the director or at such address. Notice sent by mail shall be mailed at least forty-eight hours before the meeting. Notice of a meeting sent by telegram, telex, facsimile transmission, or any similar form of communication, or given by telephone, or by leaving such notice, shall be sent or given, as the case may be, at least twenty-four hours before the meeting. Notwithstanding any of the foregoing to the contrary, notice given by any method shall be deemed sufficient if actually received at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a waiver of notice, executed by the director before or after the meeting, shall be filed with the records of the meeting, or to any director who shall have attended the meeting without protesting at or prior to its commencement the lack of notice to him or her.

Section 9.                      Quorum.   A majority of the number of directors constituting the full board of directors as fixed by the stockholders shall constitute a quorum of the board of directors.

Section 10.                      Adjournments.   A quorum of the board of directors may adjourn any meeting of the directors; and, if a quorum of the board of directors shall not be present at a meeting, a majority of the directors present may vote to adjourn the meeting. Any meeting so adjourned may be reconvened without further notice pursuant to the vote of adjournment and further adjourned in the same manner. If the vote of adjournment shall not have specified a time or place at which a meeting so adjourned shall be reconvened, such meeting shall reconvene at the offices of the corporation at 10:00 a.m. upon the date stated in the vote of adjournment.

Section 11.                      Action at Meetings.   When a quorum of the board of directors shall be present at any meeting, the vote or concurrence of a majority of the number of directors fixed by the stockholders shall be required to decide any matter or take any action except to the extent that a greater proportion may be required by law, or by the Articles of Organization of the corporation, or by the other provisions of these By-Laws.

Section 12.                      Action without a Meeting.   Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the board of directors. Such consents shall be treated for all purposes as a vote at a meeting.

Section 13.                      Committees.   The board of directors may elect from their number an executive committee and/or other committees and may delegate to any such committee some or all of the powers of the board of directors, except those that the board of directors is prohibited from delegating by law, or by the Articles of Organization of the corporation, or by the other provisions of these By-Laws. Except as the board of directors may otherwise determine, any such committee may make rules for conduct of its business. Unless otherwise provided by the board of directors or in such rules, the business of any such committee shall be conducted, to the extent possible, in the same manner as is provided by the other provisions of these By-Laws for conduct of the business of the board of directors.

Section 14.                      Telephonic Meetings.   Directors may participate in a meeting by means of a conference telephone call or use of similar communications equipment, provided that all directors participating in a meeting can hear each other at the same time. Such participation shall constitute presence in person at a meeting.

ARTICLE IV

OFFICERS

Section 1.                      Designation.   The officers of the corporation shall be a president, a treasurer, a clerk and such other officers,

including one or more vice presidents, assistant treasurers and assistant clerks, a chairman of the board, a chief executive officer and a secretary, as the board of directors may determine.

Section 2.                      Election.   The board of directors shall elect the president, treasurer and clerk and any other officers.

Section 3.                      Qualification.   The president may, but need not, be a director. The clerk shall be a resident of The Commonwealth of Massachusetts unless the corporation shall have appointed a resident agent for the purpose of service of process. To the extent permitted by law, any two or more offices may be held by the same person. No officer need be a stockholder. No officer need work for the corporation on a full-time basis.

Section 4.                      Tenure and Resignation.   Subject to law, to the Articles of Organization of the corporation, and to the other provisions of these By-Laws, the president, treasurer and clerk each shall hold office until the first meeting of the board of directors following the annual meeting of the stockholders and until his or her successor shall have been duly elected and qualified. Subject to law, to the Articles of Organization of the corporation, and to the other provisions of these By-Laws, each other officer shall hold office until the first meeting of the board of directors following the annual meeting of the stockholders and until the successor of such officer shall have been duly elected and qualified, unless a shorter term shall have been specified in the vote electing such officer. Any officer may resign by delivering a written resignation to the corporation at its principal office or to the president or clerk of the corporation. Such resignation shall be effective upon receipt, unless it is specified to be effective at some other time or upon happening of some other event.

Section 5.                      General Powers and Duties of Officers.   Subject to law, to the Articles of Organization of the corporation, to the other provisions of these By-Laws, and to such action as the board of directors may take from time to time, each officer shall have, in addition to the duties and powers set forth in succeeding sections of these By-Laws, such duties and powers as are commonly incident to the office.

Section 6.                      Powers and duties of the Chairman of the board of directors.   Except as the board of directors may from time to time otherwise determine, the chairman of the board of directors (the "chairman") shall be the chief executive officer of the corporation and shall, subject to the direction of the board of directors, have general supervision and control of the business of the corporation. unless otherwise provided by the board of directors, the chairman shall preside, when present, at all meetings of stockholders and of the board of directors.

Section 7.                      Powers and Duties of the President.   The president shall have custody of the treasurer's bond if the board of directors shall require such a bond.

Section 8.                      Vice Presidents.   Any vice president shall have such duties and powers as the board of directors may from time to time designate. Except as the board of directors may from time to time otherwise determine, the president shall be the chief operating officer of the corporation, responsible for day to day operations of the corporation at the direction of the chairman and the board of directors.

Section 9.                      Powers and Duties of the Treasurer and Assistant Treasurers.   Subject to the direction of the board of directors, the treasurer shall have general charge of the financial affairs of the corporation, shall cause to be kept accurate books of account and shall have care and custody of all funds, securities and valuable documents of the corporation. If the board of directors so requires, the treasurer shall give bond for faithful performance of his or her duties in such form and with such sureties as the board of directors may determine from time to time. Any assistant treasurer shall have such duties and powers as the board of directors may from time to time designate.

Section 10.                      Powers and Duties of the Clerk and Assistant Clerks.   The clerk shall keep in the Commonwealth of Massachusetts the original or attested copies of the Articles of Organization and the By-Laws of the corporation's records of all meetings if incorporators, and of all meetings and consents in lieu of meetings, of stockholders and, unless a transfer agent shall have been appointed, the stock and transfer records, which shall contain the name, the record address of, and amount of stock held by, each stockholder. Such copies and records shall be made available at all reasonable times for inspection for a proper purpose by the stockholders of the corporation at the principal office of the corporation or at an office of the transfer agent, clerk or resident agent of the corporation. All of said copies and records need not be kept in the same office. If a secretary shall not have been elected, the clerk shall also keep records of all meetings, and consents in lieu of meetings, of the board of directors. The clerk or an assistant clerk, if any, shall record the proceedings of any meeting of stockholders and, if a secretary shall not have been elected and the board of directors shall not have otherwise determined, of any meeting of the board of directors and shall have such additional powers and duties as the board of directors may determine from time to time. In the absence of the clerk and an assistant clerk from any meeting of stockholders, a temporary clerk who shall perform the duties of the clerk shall be chosen at such meeting.

Section 11.                      Powers and Duties of Secretary.   If a secretary shall have been elected and the board of directors shall not have otherwise determined, the secretary shall keep a record of the meetings and consents in lieu of meetings, of the board of directors. In the absence of such secretary from any meeting of the board of directors, a temporary secretary who shall perform the duties of the secretary shall be chosen at such meeting.

ARTICLE V

REMOVALS

The stockholders may remove any director from office with or without cause. The board of directors may remove from office with or without cause any officer elected or appointed by the board of directors. The board of directors may remove any director from office for cause. A director or officer may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him or her. The board of directors or the stockholders may terminate the authority of any agent.

ARTICLE VI

VACANCIES

If the office of any director becomes vacant for any reason, the stockholders or the board of directors may elect a successor or successors, except that only the stockholders may fill a vacancy resulting from enlargement of the board of directors. Each such successor elected by the stockholders or by the board of directors, as the case may be, shall hold office for the unexpired term of his or her predecessor, subject to the provisions of ARTICLE V of these By-Laws.

ARTICLE VII

COMPENSATION OF DIRECTORS AND OFFICERS

If the board of directors so determines, any director may be paid a stated salary for services as director or a fixed sum for attendance at any or all meetings of the board of directors, or both, and may be reimbursed for expenses of attending any or all such meetings. No such payment or reimbursement shall preclude any director from serving the corporation in any other capacity and receiving compensation for so serving. The board of directors may from time to time fix the salaries of officers, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE VIII

INDEMNIFICATION OF  DIRECTORS AND OFFICERS

The corporation shall indemnify against all liabilities and

expenses, including reasonable fees of counsel, any person threatened with or made a party to any action, suit or other proceeding by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer, employee or other agent of the corporation, or is or was a director, officer, employee or other agent of the corporation who serves or served, at the request of the corporation, as a director, officer, employee or other agent of another organization, or who, at the request of the corporation, serves or served, in any capacity with respect to an employee benefit plan, except that no indemnification shall be provided for any person with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation or of the participants or beneficiaries of the employee benefit plan; provided, however, as to matters disposed of by a compromise payment, pursuant to a consent decree or otherwise, no reimbursement, either for said payment or for any other expenses in connection with the matter so disposed of, shall be provided unless such compromise shall have been approved:

(a)	by a disinterested majority of the directors then in office; or

(b)
if a majority of the directors then in office shall be interested, by a majority of the disinterested directors then in office, provided that there shall have been obtained a written opinion of independent legal counsel to the effect that such person does not appear not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation or, to the extent that such matter relates to service with respect to an employee benefit plan, the best interests of the participants or beneficiaries of the employee benefit plan; or

(c)	by the holders of a majority of the outstanding stock at the time entitled to vote for directors, not counting as outstanding any stock owned by any interested person.

The board of directors may from time to time authorize payment by the corporation of expenses incurred by any such person in defending any such action, suit or other proceeding in advance of its final disposition upon receipt of an undertaking from such person to repay such payment if such person shall have been adjudicated to be not entitled to indemnification under this ARTICLE VIII, or if the matter involved shall have been disposed of by a compromise payment with respect to which such person shall not be entitled to indemnification under this ARTICLE VIII. Such undertaking may be accepted without reference to the financial ability of such person to make repayment. Absence of an express provision in these By-Laws for indemnification or exoneration shall not limit any right of indemnification or exoneration existing independently of this ARTICLE VIII.

ARTICLE IX

POWERS OF DIRECTORS. OFFICERS, AND OTHER

AGENTS TO CONTRACT WITH THE corporation

No contract or transaction between the corporation and one or more of its directors, officers, employees, agents or other persons financially interested in the corporation, or between the corporation and any other corporation, firm, association or other entity in which one or more of such persons are also financially interested, shall be either void or voidable for that reason alone, provided that such common directorship, officership or financial interest, if material, shall have been disclosed or known to each of the directors voting upon or concurring in the matter of approval of such contract or transaction. Common or interested directors shall be counted in determining presence of a quorum of the board of directors at a meeting at which any such matter shall be considered. Such common or interested directors may vote upon the matter of approval of such contract or transaction, but any such vote shall require an affirmative vote of a majority of the directors, if any, who have no interest in such contract or transaction, even though the number of disinterested directors shall be fewer than the number required to constitute a quorum of the board of directors.

ARTICLE X

CAPITAL STOCK

Section 1.                      Certificates of Stock.   Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares, including any fractional share or shares held by such stockholder, in such form as shall, in conformity to law, be prescribed from time to time by the board of directors. Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer and sealed with the corporate seal. Such signatures, or the seal of the corporation, or both, may be facsimiles if the certificate shall be signed by a transfer agent or by a registrar other than a director, officer or employee of the corporation. It shall be the duty of each stockholder to notify the corporation of his or her current post office address.

Section 2.                      Transfers.   Subject to any restrictions upon transfer contained in the Articles of Organization of the corporation, or placed upon the stock certificate by the corporation, or arising under applicable law, transfers of shares will be made upon the stock record books of the corporation only if the shares to be transferred shall have been assigned in writing, by the holder of record of the shares, or by his or her legal representative, who shall have furnished to the corporation proper evidence of authority to transfer, or by the his or her attorney thereunto authorized by power of attorney duly executed and filed with the clerk of the corporation, and upon surrender for cancellation of the certificate representing such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner of the shares for all purposes.

Section 3.                      Replacement of Certificate.   In case of alleged loss, destruction or mutilation of a certificate representing shares of stock, a duplicate certificate may be issued upon such terms and conditions as the board of directors may prescribe in conformity to law.

ARTICLE XI

SEAL

Subject to alteration by the board of directors, the seal of the corporation shall consist of a flat-faced circular die with the name of the corporation, the year of its incorporation, and the word "Massachusetts."

ARTICLE XII

EXECUTION OF INSTRUMENTS

Except as the board of directors may generally or in particular cases otherwise determine, the president or the treasurer shall sign all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation.

ARTICLE XIII

VOTING OF SECURITIES

Except as the board of directors may generally or in particular cases otherwise determine, the president or the treasurer may act in the name and on behalf of the corporation as it is a stockholder or shareholder in another corporation or organization, except that not officer may transfer shares owned by the corporation unless specifically authorized so to do by the board of directors. Without limiting the generality of the foregoing, an person authorized by this Article XIII or by the board of directors to act in the name and on behalf of the corporation as it is a stockholder or shareholder in another corporation or organization ma waive notice of, attend and vote at any meeting of stockholders or shareholder of any such corporation or organization; may consent in writing to any action of the stockholders or shareholders of any such corporation or organization; and may appoint any person or persons to act as proxy or attorney-in-fact for this corporation, with or without power of substitution, to do any of such acts.

ARTICLE XIV

AMENDMENTS

The stockholders may make, alter, amend or repeal any provision or provisions of the By-Laws of the corporation, in whole or in part. If so authorized by the Articles of Organization of the corporation, the board of directors may also make, alter, amend or repeal any provision or provisions of the By-Laws of the corporation, in whole or in part, except that the board of directors may not take any action that alters any provision of these By-Laws with respect to removal of directors or election of committees by the board of directors and delegation of powers to any committee, or with respect to amendment of these By-Laws, or with respect to any provision that by law, or by the Articles of Organization of the corporation, or by the other provisions of the By-Laws, requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, altering, amending or repealing by the board of directors of any provision or provisions of the By-Laws, notice stating the substance of such change shall be given to all stockholders entitled to vote on making, altering, amending or repealing of the By-Laws. The stockholders may alter, amend or repeal any provision or provisions of the By-Laws adopted by the board of directors.